SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2005

LAS VEGAS GAMING, INC.
---------------------------
(Exact name of registrant as specified in its charter)

             NEVADA                                                                                    000-30375                                                                       88-0392994
         (State or other                                                                    (Commission File Number)                                                      (IRS Employer
jurisdiction of incorporation)                                                                                                                                                Identification Number)

4000 West Ali Baba, Suite D
Las Vegas, Nevada          89118
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code:  (702) 871-7111

(Former name or former address,                                                                              (Zip Code)
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation

On or about July 1, 2005, the Company entered into a Securities Purchase Agreement (dated June 30) with CAMOFI Master LDC in which it sold to CAMOFI Notes in the principal amount of $3,000,000. Under this agreement, the Company became simultaneously obliged to enter into additional commitment agreements, the terms and description of which are in general:

1.	A Senior Secured Convertible Note with a principal amount equal to $3,000,000 registered in the name of CAMOFI, due on December 30, 2006. Certain of the material terms of this Note are as follows:

a.	The Company has the right to prepay, in cash, all or a portion of the Note for an amount equal to 115% of the principal amount to be repaid.

b.
On the closing of an underwritten offering meeting certain criteria, or in the event that no such offering occurs prior to the Maturity Date, the Company is required to prepay or repay, in cash, the aggregate principal amount of the Notes not converted to Common Stock at 110% of the principal amount thereof to such date of prepayment or repayment.

c.
The Note is convertible into shares of the Company Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to certain limitations set forth in the agreement).

d.
Upon the completion of an underwritten offering, 50% of the aggregate principal amount of the Note shall automatically convert into shares of Common Stock at the lesser of $1.345 or 75% of the effective price per share received by the Company in an underwritten offering.

e.
If any Event of Default occurs (as defined in the agreement), the full principal amount of the Note, together with any other amounts owing in respect thereof, to the date of acceleration will become, at the Holder’s election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default is 120% of the principal amount of the Note. The Events of Default include: failure to pay amounts due under the Note, failure to observe covenants, a default under a material agreement, certain bankruptcy events, a breach of certain representations and warranties, suspension of trading in the Common Stock, a change of control in the Company and certain registration related failures.

2.
A Warrant registered in the name of the Purchaser to purchase 1,050,000 shares of the Company Common Stock on or prior to the close of business on the five year anniversary of the Initial Exercise Date of the Warrant at a price of $1.48 per share.

3.
A Registration Rights Agreement requiring the Company to register with the Securities and Exchange Commission the resale of 125% of the following within 210 days: (a) all of the shares of Common Stock issuable upon conversion of the Note assuming all of the Notes are converted, (b) all shares issuable as amortization payments on the Note assuming all permissible amortization payments are made in shares of Common Stock and the Note are held until maturity, (c) all of the shares of Common Stock issuable upon exercise of the Warrant, (d) any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar event with respect to the foregoing, and (e) any additional shares issuable in connection with any anti-dilution provisions in the Notes or the Warrants.

4.	A Security Agreement, signed by the Company and its subsidiaries, securing the repayment of the Note with certain of the assets of the Company.

5.	A Subsidiary Guaranty, duly executed by the Company’s subsidiaries guarantying the repayment of the Note and the Agreement.

6.	A Lock-Up Agreement signed by the Company CEO restricting the re-sale of his common stock for a period of six months from the date the registration statement is effective.

The proceeds of the Note purchase are to be used, in part, as follows: $1.0 million to increase the Company’s jackpot reserves (if necessary to meet Nevada Gaming Control Board requirements) and $1.1 million for pop-up development/gaming device and LCD procurement, as necessary.

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 - RESERVED

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2.03 Securities Purchase Agreement with CAMOFI Master LDC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

/s/  Russell R. Roth
      Russell R. Roth,
      Chairman of the Board, Chief Executive Office, and Chief Financial Officer

Date: July 14, 2005